            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number - If you have a taxpayer identification number or you do not know your number, obtain From SS-5, Application for a Social Security Number Card, or Form SS-4 Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding - Payees specifically exempted from backup withholding on All payments include the following (Section references are to the Internal Revenue Code of 1986, as amended (the "Code")):

o        A corporation.
o        A financial institution.
o An organization exempt from tax under section 501(a) of the Code or an individual retirement plan.
o        The United States or any agency or instrumentally thereof.
o A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentally thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentally thereof.
o        An international organization or any agency, or instrumentally thereof.
o A registered dealer in securities or commodities registered in the United States or a possession of the United States.
o A futures commission merchant registered with the Commodity Futures Trading Commission.
o        A real estate investment trust.
o A common trust fund operated by a bank under section 584(a) of the Code.
o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
o An entity registered at all times under the Investment Company Act of 1940.
o        A foreign central bank of issue.

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Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
o Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident partner.
o Payments of patronage dividends where the amount received is not paid in money.
o        Payments made by certain foreign organizations.
o        Payments made to an appropriate nominee.

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Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provide your correct taxpayer identification number to the payer.
o Payments tax-exempt interest (including the exempt-interest dividends under section 852 of the Code).
o Payments described in section 6049(b)(5) of the Code to non-resident aliens.
o        Payments on tax-free covenant bonds under section 1451 of the Code.
o        Payments made by certain foreign organizations.
o        Payments made to an appropriate nominee.

Exempt payees described above should file the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code.

Privacy Act Notice. -Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% or taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties:

(1) Penalty for Failure to Furnish Taxpayer Identification Number. -If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause an not to willful neglect.

(2) Failure to Report Certain Dividend and Interest Payments. -If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) Civil Penalty for False Information with Respect to Withholding. -If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) Criminal Penalty for Falsifying Information. - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


             FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9


Guidelines for determining the proper identifications to give the Payer. -Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

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FOR THIS TYPE OF ACCOUNT                            GIVE THE NAME
                                                      AND SOCIAL
                                                       SECURITY
                                                      NUMBER OF:
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1.   An individual's account                   The individual







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2.   Two or more individuals (joint            The actual owner of the
     account)                                  account or, if combined
                                               funds, any one of the
                                               individuals (1)
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3.   Husband and wife (joint                   The actual owner of the
     account)                                  account or, if joint funds,
                                               either person (1)
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4.   Custodian account of a minor              The minor (2)
     (Uniform Gift to Minors Act)
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5.   Adult and minor (joint account)           The adult or, if the minor
                                               is the only contributor, the
                                               minor (1)
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6.   Account in the name of guardian or        The ward, minor, or
     committee for a designated ward,          incompetent person (3)
     minor, or incompetent person
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7.   a) The usual revocable savings trust      The grantor-trustee (1)
     account (grantor is also trustee)
     b) So-called trust account that is
     not a legal or valid trust under          The actual owner (1)
     state law
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8.   Sole proprietorship account               The owner (4)

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FOR THIS TYPE OF ACCOUNT                       GIVE THE
                                               EMPLOYER
                                               IDENTIFICATION
                                               NUMBER OF:
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9.   A valid trust, estate or pension trust    The legal entity (do not
                                               furnish the identification
                                               number of the personal
                                               representative or
                                               trustee unless the legal
                                               entity itself is not des-
                                               ignited in the account
                                               title (5)).
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10.  Corporate account                         The corporation



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11.  Religious, charitable, or educational     The organization
     organization

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12.  Partnership account held in the           The partnership
     name of the business
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13.  Association, club, or other tax-          The organization
     exempt organization

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14.  A broker or registered nominee            The broker or nominee


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15.  Account with the Department of            The public entity
     Agriculture in the name of a public
     entity (such as a state or local
     government, school district, or prison)
     that receives agricultural program
     payments
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(1)      List first and circle the name of the person whose number you furnish.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's minor's or incompetent person's name and furnish such person's social security number.

(4)      Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.